Exhibit 99.1

PRESS RELEASEFOR IMMEDIATE RELEASE

Omaha, Nebraska

August 4, 2020

CONTACT:

Chad Daffer

Chief Executive Officer

402-952-1235

America First Multifamily Investors, L.P. Announces Second Quarter 2020 Financial Results

Omaha, Nebraska – On August 4, 2020, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced financial results for the three and six months ended June 30, 2020.

Financial Highlights

As of and for the three months ended June 30, 2020:

•	Total revenues of approximately $14.5 million
•	Net income, basic and diluted, of $0.06 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution of $0.09 per BUC
•	Total assets of approximately $1.0 billion
•	Total Mortgage Revenue Bond (“MRB”) investments of approximately $787.6 million

For the six months ended June 30, 2020:

•	Total revenues of approximately $28.2 million
•	Net income, basic and diluted, of $0.10 per BUC
•	Cash Available for Distribution of $0.14 per BUC

The Partnership reported the following notable transactions during the second quarter of 2020:

•	Acquired a Governmental Issuer Loan (“GIL”) for $40.0 million and leveraged the investment using $36.0 million of proceeds from a Tender Option Bond (“TOB”) Trust financing
•	Acquired 100% of the first mortgage MRBs on a single project for approximately $7.5 million
•	Received approximately $10.3 million of cash upon the sale of Vantage at Waco
•	Terminated five Term A/B Trust financings totaling approximately $43.7 million with Deutsche Bank and replaced with five new TOB Trust financings with Mizuho totaling approximately $55.4 million
•	Terminated the Master Trust Agreement with Deutsche Bank and is no longer subject to related debt covenants

In addition, in July 2020, the Partnership extended the maturity dates of all its TOB Trust financings scheduled to mature in 2021 to July 2023 and extended the maturity of its two unsecured lines of credit to June 2022.

Investment Updates and Management Remarks

The Partnership announced the following updates regarding its investment portfolio:

•	Properties securing the Partnership’s mortgage revenue bond portfolio have reported average rental collections rates of 93% for July 2020 rental payments.
•	All MRBs are current on contractual principal and interest payments as of July 31, 2020.
•	The Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers associated with multifamily MRBs.
•	All Vantage investments achieved increased occupancy during the second quarter.
•	No Vantage project under construction has experienced material supply chain disruptions for either construction materials or labor during the second quarter.
•

The universities associated with our owned student housing properties (“MF Properties”) have announced their fall semester plans. The University of Nebraska-Lincoln, adjacent to The 50/50, has currently announced it will resume on-campus in-person classes. San Diego State University, adjacent to the Suites on Paseo, currently will hold limited on-campus in-person classes with residence halls open but with decreased density and a waiver of the requirement that first and second year students live on campus.

“We are very pleased with the performance of our investment portfolio in the second quarter,” said Chad Daffer, the Partnership’s Chief Executive Officer. “Our MRB investment portfolio has continued to perform well in the face of challenges presented by the COVID-19 pandemic, which is representative of the strength of our business partners and the strong credit of our overall portfolio. We continue to be fully operational and are focused on navigating these uncertain times in the best interest of our unitholders.”

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure.   We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results.  Net income is the GAAP measure most comparable to CAD.  There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies.  Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.  See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a Webcast & Earnings Call for Unitholders on Wednesday, August 5, 2020 at 4:30 p.m. Eastern Time to discuss the Partnership’s Second Quarter 2020 results.  Participants can access the Earnings Call in one of two ways:

•	You can register for access to the live broadcast in listen-only mode using the following link: https://edge.media-server.com/mmc/p/varqyxpu.

•

Participants wanting to ask questions may dial toll free 1-855-854-0934, (International Participants may dial 1-720-634-2907), using Conference ID# 2278486. To ensure a timely connection, please place your call at least 15 minutes prior to the start of the earnings call.  At the conclusion of management’s presentation, the operator will open the lines for questions.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; defaults on the mortgage loans securing the Partnership’s mortgage revenue bonds; the competitive environment in which the Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; changes in interest rates; the Partnership’s ability to use borrowings or obtain capital to finance its assets; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond portfolio held by the Partnership; appropriations risk related to the funding of federal housing programs; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and six months ended June 30, 2020 and 2019.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$4,588,348	$3,886,190	$7,570,105	$10,338,003
Change in fair value of derivatives and interest rate derivative amortization	(93,647)	83,217	(118,848)	389,808
Depreciation and amortization expense	712,081	819,804	1,421,519	1,640,612
Reversal of impairment on securities (1)	-	-	(1,902,979)	-
Provision for credit loss	464,675	-	1,822,356	-
Impairment charge on real estate assets	25,200	-	25,200	-
Amortization of deferred financing costs	432,118	369,701	791,026	731,006
RUA compensation expense	296,268	186,230	335,336	370,414
Deferred income taxes	(960)	(15,472)	(31,881)	(56,164)
Redeemable Series A Preferred Unit distribution and accretion	(717,762)	(717,763)	(1,435,525)	(1,435,526)
Tier 2 Income distributable (Loss allocable) to the General Partner (2)	-	-	80,501	(753,025)
Bond purchase premium (discount) amortization (accretion), net of cash received	(5,761)	(1,486)	(19,567)	(40,438)
Total CAD	$5,700,560	$4,610,421	$8,537,243	$11,184,690

Weighted average number of BUCs outstanding, basic	60,545,204	60,426,177	60,649,692	60,426,177
Net income per BUC, basic	$0.06	$0.05	$0.10	$0.13
Total CAD per BUC, basic	$0.09	$0.08	$0.14	$0.19
Distributions declared, per BUC	$0.060	$0.125	$0.185	$0.250

(1)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.

(2)

As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the six months ended June 30, 2020, Tier 2 loss allocable to the general partner related to the sale of the PHC Certificates. For the six months ended June 30, 2019, Tier 2 income consisted of $3.0 million of contingent interest realized on redemption of the Vantage at Brooks, LLC property loan.